                                                                   EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of additional shares under the Intuit Inc. 1996 Directors' Stock Option Plan and to the incorporation by reference therein of our report dated August 25, 1997, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Palo Alto, California
January 29, 1998